Exhibit 10.3

ALLONGE TO CONVERTIBLE NOTE

Allonge #6 (this “Allonge #6”) to that certain Convertible Note (the “Convertible Note”) attached hereto as Exhibit 1 and made a part hereof in the original principal amount of $275,000 dated December 31, 2019, from Brain Scientific Inc., a Nevada corporation (the “Company”), in favor of Vista Capital Investments, LLC, as Holder (the “Holder”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Convertible Note.

The Company and the Holder agree that the Convertible Note shall be revised as follows:

1. The Maturity Date shall be December 31, 2021; provided, however, that notwithstanding anything to the contrary in the Convertible Note, the Company shall make the following monthly installments of principal and interest, and upon the last payment thereof, the Convertible Note shall be satisfied and paid in full:

a.	$100,000 on or before August 31, 2021;

b.	$100,000 on or before September 30, 2021;

c.	$100,000 on or before October 31, 2021;

d.	$100,000 on or before November 30, 2021;

e.	$100,000 on or before December 31, 2021.

This Allonge is intended to be attached to and made a permanent part of the Convertible Note.

Dated as of the 23 day of August, 2021.

Company:	BRAIN SCIENTIFIC INC.

	By:	/s/ Boris Goldstein
	Name:	Boris Goldstein
	Title:	Chairman of the Board

Holder:	VISTA CAPITAL INVESTMENTS, LLC

	By:	/s/ David Clark
	Name:	David Clark
	Title:	Manager